Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-80477 and 333-91423) of Albany Molecular Research Inc. of our report dated March 14, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Albany, New York
March 14, 2007